Exhibit 10.13
First American Title Company
5 First American Way, Santa Ana, CA 92707
Phone - (714)250-5381 Fax - (714)913-6372
AMENDED/SUPPLEMENTAL ESCROW INSTRUCTIONS

To: First American Title Company	January 13, 2009

File No: OSA-3152741 (jg)

Re: APN 349-240-043-90, Lake Elsinore, CA

The above referenced escrow is hereby modified in the following particulars only:
Close of Escrow: The Close of Escrow is hereby amended to be on or before: January 30, 2009.
ALL OTHER TERMS AND CONDITIONS OF THIS ESCROW WILL REMAIN THE SAME.

TSG Little Valley, L.P., a California limited partnership

By:	Portfolio Partners, Inc., a California
corporation, its General Partner

By::	/s/ Stevan J. Gromet STEVAN J. GROMET Its: President

First American Title Company	File No.:OSA-3152741 (jg )

Shopoff Advisors, L.P., a Delaware limited partnership

By:	The Shopoff Corporation, a Delaware
corporation, its General Partner

By::	/s/ William A. Shopoff William A. Shopoff Its: President and CEO	,